Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Annual Report of the Cephalon, Inc. 401(k) Profit Sharing Plan (the “Plan”) on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Cephalon, Inc. (the Plan Administrator of the Plan), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, based on their respective knowledge, that:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

CARL A. SAVINI
Carl A. Savini
Senior Vice President, Human Resources of Cephalon, Inc. (Plan Administrator)

J. KEVIN BUCHI
J. Kevin Buchi
Senior Vice President and Chief Financial Officer of Cephalon, Inc. (Plan Administrator)

June 30, 2003

*A signed original of this written statement required by Section 906 has been provided to Cephalon, Inc. and will be retained by Cephalon, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.